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                                                                 Exhibit No. 2





                          PAINEWEBBER MASTER SERIES, INC.


                               A Maryland Corporation


                                      BY-LAWS




As Restated
May 13, 1998

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                                  TABLE OF CONTENTS
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ARTICLE I      NAME OF CORPORATION, LOCATION OF OFFICES
                 AND SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

               Section 1.01.   Name: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
               Section 1.02.   Principal Offices:. . . . . . . . . . . . . . . . . . . . . . . . 1
               Section 1.03.   Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II     STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

               Section 2.01.   Annual Meetings:. . . . . . . . . . . . . . . . . . . . . . . . . 1
               Section 2.02.   Special Meetings: . . . . . . . . . . . . . . . . . . . . . . . . 1
               Section 2.03.   Place of Meetings:. . . . . . . . . . . . . . . . . . . . . . . . 2
               Section 2.04.   Notice of Meetings: . . . . . . . . . . . . . . . . . . . . . . . 2
               Section 2.05.   Voting - In General:. . . . . . . . . . . . . . . . . . . . . . . 2
               Section 2.06.   Stockholders Entitled to Vote:. . . . . . . . . . . . . . . . . . 3
               Section 2.07.   Voting - Proxies: . . . . . . . . . . . . . . . . . . . . . . . . 3
               Section 2.08.   Quorum: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
               Section 2.09.   Absence of Quorum:. . . . . . . . . . . . . . . . . . . . . . . . 3
               Section 2.10.   Stock Ledger and List of Stockholders:. . . . . . . . . . . . . . 4
               Section 2.11.   Action Without Meeting: . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III    BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

               Section 3.01.   Number and Term of Office:. . . . . . . . . . . . . . . . . . . . 4
               Section 3.02.   Qualification of Directors: . . . . . . . . . . . . . . . . . . . 4
               Section 3.03.   Election of Directors:. . . . . . . . . . . . . . . . . . . . . . 5
               Section 3.04.   Removal of Directors: . . . . . . . . . . . . . . . . . . . . . . 5
               Section 3.05.   Vacancies and Newly Created Directorships:. . . . . . . . . . . . 5
               Section 3.06.   General Powers: . . . . . . . . . . . . . . . . . . . . . . . . . 5
               Section 3.07.   Power to Issue and Sell Stock:. . . . . . . . . . . . . . . . . . 6
               Section 3.08.   Power to Declare Dividends: . . . . . . . . . . . . . . . . . . . 6
               Section 3.09.   Annual and Regular Meetings:. . . . . . . . . . . . . . . . . . . 6
               Section 3.10.   Special Meetings: . . . . . . . . . . . . . . . . . . . . . . . . 7
               Section 3.11.   Notice: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               Section 3.12.   Waiver of Notice: . . . . . . . . . . . . . . . . . . . . . . . . 7
               Section 3.13.   Quorum and Voting:. . . . . . . . . . . . . . . . . . . . . . . . 7
               Section 3.14.   Compensation: . . . . . . . . . . . . . . . . . . . . . . . . . . 7
               Section 3.15.   Action Without a Meeting: . . . . . . . . . . . . . . . . . . . . 7
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ARTICLE IV     EXECUTIVE COMMITTEE AND OTHER COMMITTEES. . . . . . . . . . . . . . . . . . . . . 8

               Section 4.01.   How Constituted:. . . . . . . . . . . . . . . . . . . . . . . . . 8
               Section 4.02.   Powers of the Executive Committee:. . . . . . . . . . . . . . . . 8
               Section 4.03.   Powers of Other Committees of the Board of Directors: . . . . . . 8
               Section 4.04.   Proceedings, Quorum and Manner of Acting: . . . . . . . . . . . . 8
               Section 4.05.   Other Committees: . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V      OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

               Section 5.01.   Officers: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               Section 5.02.   Election, Term of Office and Qualifications:. . . . . . . . . . . 9
               Section 5.03.   Resignation:. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               Section 5.04.   Removal:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
               Section 5.05.   Vacancies and Newly Created Offices:. . . . . . . . . . . . . . .10
               Section 5.06.   Chairman of the Board:. . . . . . . . . . . . . . . . . . . . . .10
               Section 5.07.   President:. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
               Section 5.08.   Vice President: . . . . . . . . . . . . . . . . . . . . . . . . .10
               Section 5.09.   Treasurer and Assistant Treasurers: . . . . . . . . . . . . . . .10
               Section 5.10.   Secretary and Assistant Secretaries:. . . . . . . . . . . . . . .11
               Section 5.11.   Subordinate Officers: . . . . . . . . . . . . . . . . . . . . . .11
               Section 5.12.   Remuneration: . . . . . . . . . . . . . . . . . . . . . . . . . .11
               Section 5.13.   Surety Bonds: . . . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE VI     CUSTODY OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

               Section 6.01.   Employment of a Custodian:. . . . . . . . . . . . . . . . . . . .12
               Section 6.02.   Action Upon Termination of Custodian Agreement: . . . . . . . . .12
               Section 6.03.   Provisions of Custodian Contract: . . . . . . . . . . . . . . . .12
               Section 6.04.   Other Arrangements: . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE VII    EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES. . . . . . . . . . . . . . . . . .13

               Section 7.01.   General:. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
               Section 7.02.   Checks, Notes, Drafts, Etc.:. . . . . . . . . . . . . . . . . . .13
               Section 7.03.   Voting of Securities: . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE VIII   CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

               Section 8.01.   Share Certificates: . . . . . . . . . . . . . . . . . . . . . . .13
               Section 8.02.   Transfer of Capital Stock:. . . . . . . . . . . . . . . . . . . .14
               Section 8.03.   Transfer Agents and Registrars: . . . . . . . . . . . . . . . . .14
               Section 8.04.   Transfer Regulations: . . . . . . . . . . . . . . . . . . . . . .14
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               Section 8.05.   Fixing of Record Date:. . . . . . . . . . . . . . . . . . . . . .15
               Section 8.06.   Lost Stolen or Destroyed Certificates:. . . . . . . . . . . . . .15

ARTICLE IX     FISCAL YEAR, ACCOUNTANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

               Section 9.01.   Fiscal Year:. . . . . . . . . . . . . . . . . . . . . . . . . . .15
               Section 9.02.   Accountant: . . . . . . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE X      INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .16

               Section 10.01.  Indemnification of Officers, Directors, Employees and Agents: . .16
               Section 10.02.  Insurance of Officers, Directors, Employees and Agents: . . . . .16
               Section 10.03.  Amendment:. . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE XI     AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

               Section 11.01.  General:. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
               Section 11.02.  By Stockholders Only: . . . . . . . . . . . . . . . . . . . . . .17

 ARTICLE XII   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

               Section 12.01.  Transactions in Shares by Affiliates: . . . . . . . . . . . . . .17
               Section 12.02.  Loans to Affiliates:. . . . . . . . . . . . . . . . . . . . . . .18
               Section 12.03.  Restrictions on Transfer of Shares: . . . . . . . . . . . . . . .18
               Section 12.04.  Conflict of Interest Transactions:. . . . . . . . . . . . . . . .18
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                                      ARTICLE I
                       NAME OF CORPORATION, LOCATION OF OFFICES
                                       AND SEAL


     Section 1.01.  NAME:

     The name of the Corporation is PaineWebber Master Series, Inc.

     Section 1.02.  PRINCIPAL OFFICES:

     The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation shall also maintain a principal office in the City of New York, New York. The Corporation may establish and maintain such other offices and places of business as the board of directors may, from time to time, determine.

     Section 1.03.  SEAL

     The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the board of directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                      ARTICLE II
                                     STOCKHOLDERS

     Section 2.01.  ANNUAL MEETINGS:

     There shall be no stockholders' meetings for the election of directors and the transaction of other proper business except as required by law or as hereinafter provided.

     Section 2.02.  SPECIAL MEETINGS:

     Special meetings of the stockholders may be called at any time by the chairman of the board, the president or by any vice president, or by a majority of the board of directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of the stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months, unless requested by holders of a majority of shares entitled to be voted at such meeting.

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     Section 2.03.  PLACE OF MEETINGS:

     All stockholders' meetings shall be held at 1285 Avenue of the Americas, New York, New York, except that the board of directors may fix a different place of meeting, within the United States, and keep the books of the Corporation at any other place within the United States as they may from time to time determine, or, in the case of meetings as shall be specified in each notice or waiver of notice of the meeting.

     Section 2.04.  NOTICE OF MEETINGS:

     The secretary or an assistant secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed given when deposited in the United States mail addressed to the stockholders as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     Section 2.05.  VOTING - IN GENERAL:

     At each stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding, held by such stockholder irrespective of the series thereof and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 8.05 of Article VIII hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, except that no shares held by the Corporation shall be entitled to a vote; provided, however, that (i) as to any matter with respect to which a separate vote of any series is required by the Investment Company Act of 1940, as amended, or by the Maryland General Corporation Law, such requirement as to a separate vote by that series shall apply; (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more series, then, subject to (iii) below, the shares of all other series shall vote as a single series; and (iii) as to any matter which affects the interest of only particular series, only the holders of shares of the one or more affected series shall be entitled to vote. Except as otherwise specifically provided in the Articles of Incorporation, these By-Laws or the Investment Company Act of 1940, as amended, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. At any meeting at which there is an election of directors, the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two


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inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

     Section 2.06.  STOCKHOLDERS ENTITLED TO VOTE:

     If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock standing in his or her name on the books of the Corporation on such record date and outstanding at the time of the meeting subject to the provisions concerning series voting described in Section 2.05 hereof. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which the notice of the meeting is mailed or the thirtieth day before the meeting; or, if notice is waived by all stockholders of series entitled to notice of or to vote at the meeting, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 2.07.  VOTING - PROXIES:

     The right to vote by proxy shall exist only if the proxy is authorized to act by (1) a written instrument, dated not more than eleven months prior to the meeting and executed either by the stockholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the State of Maryland) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Directors. Proxies shall be delivered to the secretary of the Corporation or person acting as secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 2.08.  QUORUM:

     The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

     Section 2.09.  ABSENCE OF QUORUM:

     In the absence of a quorum, the holders of a majority of the shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in


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person or by proxy, any officer present entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or, from time to time, without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.10.  STOCK LEDGER AND LIST OF STOCKHOLDERS:

     It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

     Section 2.11.  ACTION WITHOUT MEETING:

     Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                     ARTICLE III
                                  BOARD OF DIRECTORS

     Section 3.01.  NUMBER AND TERM OF OFFICE:

     The board of directors shall consist of nine directors, which number may be increased or decreased by a resolution of a majority of the entire board of directors; provided that the number of directors shall not be less than three nor more than fifteen. Each director (whenever selected) shall hold office until his earlier death, resignation or removal.

     Section 3.02.  QUALIFICATION OF DIRECTORS:

     Except for the initial board of directors, at least one of the members of the board of directors shall be a person who is not an interested person of the Corporation, as defined in the Investment Company Act of 1940, as amended. All other directors may be interested persons of the Corporation if the requirements of Section 10(d) of the Investment Company Act of 1940, as amended, are met by the Corporation and its investment adviser. Directors need not be


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stockholders of the Corporation.  All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

     Section 3.03.  ELECTION OF DIRECTORS:

     Initially the director or directors of the Corporation shall be that person or those persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Section 3.04 and 3.05 hereof, the directors shall be elected at the an annual stockholders' meeting. In the event that the directors are not elected at the annual stockholders' meeting, then directors may be elected at a special stockholders' meeting. A plurality of all the votes cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a director.

     Section 3.04.  REMOVAL OF DIRECTORS:

     At any stockholders' meeting duly called, provided a quorum is present, any director may be removed (either with or without cause) by the vote of the holders of a majority of the shares represented at the meeting, and at the same meeting a duly qualified person may be elected in his stead by a majority of the votes validly cast.

     Section 3.05.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS:

     If any vacancies shall occur in the board of directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire board of directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancies in the board of directors unless the Securities and Exchange Commission shall by order extend such period.

     Section 3.06.  GENERAL POWERS:

     The property, affairs and business of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.


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     Section 3.07.  POWER TO ISSUE AND SELL STOCK:

     The board of directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the board of directors shall deem advisable, subject to the provisions of Article SEVENTH of the Articles of Incorporation.

     Section 3.08.  POWER TO DECLARE DIVIDENDS:

     (a) The board of directors, from time to time as it may deem advisable, may declare and pay dividends in stock, cash or other property of the Corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests in accordance with the applicable provisions of the Articles of Incorporation.

     (b) The board of directors may prescribe from time to time that dividends declared may be payable at the election of any of the stockholders (exercisable before of after the declaration of the dividend), either in cash or in shares of the Corporation, provided that the sum of the cash dividend actually paid to any stockholder and the asset value of the shares received (determined as of such time as the board of directors shall have prescribed, pursuant to the applicable provisions of the Articles of Incorporation, with respect to shares sold on the date of such election) shall not exceed the full amount of cash to which the stockholder would be entitled if he elected to receive only cash.

     (c) The board of directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than:

     (i) the Corporation's accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

     (ii) the Corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

     Section 3.09.  ANNUAL AND REGULAR MEETINGS:

     The annual meeting of the board of directors for choosing officers and transacting other proper business shall be held at such time and place as the board may determine. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided under the Investment Company Act of 1940, as amended, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each director not present at the meeting at which such change was made in the manner provided for notice of special meetings. Except as otherwise provided under the


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Investment Company Act of 1940, as amended, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     Section 3.10.  SPECIAL MEETINGS:

     Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or by any two directors, at the time and place within or outside the State of Maryland specified in the respective notices or waivers of notice of such meetings.

     Section 3.11.  NOTICE:

     Notice of any special meeting, stating the time and place, shall be mailed to each director at his residence or regular place of business at least three days before the day on which the special meeting is to be held or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one day before the meeting.

     Section 3.12.  WAIVER OF NOTICE:

     No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 3.13.  QUORUM AND VOTING:

     At all meetings of the board of directors the presence of a majority or more of the number of directors the presence of one-half or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

     Section 3.14.  COMPENSATION:

     Each director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the board of directors.

     Section 3.15.  ACTION WITHOUT A MEETING:

     Except as otherwise provided under the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consents thereto are signed by all members of the board or of such committee, as the case may be, and such written consents are filed with the minutes of proceedings of the board or committee.

                                      ARTICLE IV
                       EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 4.01.  HOW CONSTITUTED:

     By resolution adopted by the board of directors, the board may designate one or more committees, including an executive committee, each consisting of at least two directors. Each member of a committee shall be a director and shall hold office during the pleasure of the board. The board of directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The chairman of the board, if any, shall be a member of the executive committee.

     Section 4.02.  POWERS OF THE EXECUTIVE COMMITTEE:

     Unless otherwise provided by resolution of the board of directors, when the board of directors is not in session the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the By-Laws, approve any merger or share exchange which does not require shareholder approval or approve or terminate any contract with the investment adviser or principal underwriter, as those terms are defined in the Investment Company Act of 1940, as amended, or to take any other action required by the Investment Company Act of 1940, as amended, to be taken by the board of directors.

     Section 4.03.  POWERS OF OTHER COMMITTEES OF THE BOARD OF DIRECTORS:

     To the extent provided by resolution of the board, other committees of the board of directors shall have and may exercise any of the powers that may lawfully be granted to the executive committee.

     Section 4.04.  PROCEEDINGS, QUORUM AND MANNER OF ACTING:

     In the absence of an appropriate resolution of the board of directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent member.

     Section 4.05.  OTHER COMMITTEES:

     The board of directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the board of directors, but shall not exercise any power which may lawfully be exercised only by the board of directors or a committee thereof.

                                      ARTICLE V
                                       OFFICERS

     Section 5.01.  OFFICERS:

     The officers of the Corporation shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The board of directors may elect, but shall not be required to elect, a chairman of the board.

     Section 5.02.  ELECTION, TERM OF OFFICE AND QUALIFICATIONS:

     The officers of the Corporation (except those appointed pursuant to Section
5.11 hereof) shall be chosen by the board of directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the board. Except as provided in Sections 5.03, 5.04 and
5.05 hereof, each officer chosen by the board of directors shall hold office until the next annual meeting of the board of directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. The chairman of the board shall be chosen from among the directors of the Corporation and may hold such office only so long as he continues to be a director. No other officer need be a director.

     Section 5.03.  RESIGNATION:

     Any officer may resign his or her office at any time by delivering a written resignation to the board of directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04.  REMOVAL:

     Any officer may be removed from office whenever in the board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the board of directors given at the regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the board of directors.

     Section 5.05.  VACANCIES AND NEWLY CREATED OFFICES:

     If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the board of directors.

     Section 5.06.  CHAIRMAN OF THE BOARD:

     The chairman of the board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the board of directors and shall be EX OFFICIO a member of all committees of the board of directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the board of directors.

     Section 5.07.  PRESIDENT:

     The president shall be the chief executive officer of the Corporation and, in the absence of the chairman of the board or if no chairman of the board has been chosen, he shall preside at all stockholders' meetings and at all meetings of the board of directors and shall in general exercise the powers and perform the duties of the chairman of the board. Subject to the supervision of the board of directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the board of directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such duties as from time to time may be assigned to him by the board of directors.

     Section 5.08.  VICE PRESIDENT:

     The board of directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the board of directors or the president. At the request or in the absence or disability of the president, the vice president (or, if there are two or more vice presidents, the then senior of the vice presidents present and able to act) may perform all the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     Section 5.09.  TREASURER AND ASSISTANT TREASURERS:

     The treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the board of directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He shall render to the board of directors, whenever directed by the board, an account of the financial condition of the Corporation and of all his transactions as treasurer; and as soon as possible after the close of each financial year he shall make and submit to the board of directors a like report for such financial year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and filed within twenty days thereafter at the principal office of the Corporation in the State of Maryland. He shall perform all the acts incidental to the office of treasurer, subject to the control of the board of directors.

     Any assistant treasurer may perform such duties of the treasurer as the treasurer or the board of directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

     Section 5.10.  SECRETARY AND ASSISTANT SECRETARIES:

     The secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the board of directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He shall perform such other duties as appertain to his office or as may be required by the board of directors.

     Any assistant secretary may perform such duties of the secretary as the secretary or the board of directors may assign, and, in the absence of the secretary, may perform all the duties of the secretary.

     Section 5.11.  SUBORDINATE OFFICERS:

     The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the board of directors may determine. The board of directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 5.12.  REMUNERATION:

     The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the board of directors, except that the board of directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

     Section 5.13.  SURETY BONDS:

     The board of directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the board of directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                      ARTICLE VI
                                CUSTODY OF SECURITIES

     Section 6.01.  EMPLOYMENT OF A CUSTODIAN:

     The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Corporation. The custodian (and any sub-custodian) shall be a bank or similar financial institution having not less than $2,000,000 aggregate capital, surplus and undivided profits and shall be appointed from time to time by the board of directors, which shall fix its remuneration.

     Section 6.02.  ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT:

     Upon termination of a custodian agreement or inability of the custodian to continue to serve, the board of directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the board of directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

     Section 6.03.  PROVISIONS OF CUSTODIAN CONTRACT:

     The following provisions shall apply to the employment of a custodian and to any contract entered into with the custodian so employed:

     The board of directors shall cause to be delivered to the custodian all securities owned by the Corporation or to which it may become entitled, and shall order the same to be delivered by the custodian only in completion of a sale, exchange, transfer, pledge, or other disposition thereof, all as the board of directors may generally or from time to time require or approve or to a successor custodian; and the board of directors shall cause all funds owned by the Corporation or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Corporation, including distributions to shareholders, or to a successor custodian.

     Section 6.04.  OTHER ARRANGEMENTS:

     The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                     ARTICLE VII
                    EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

     Section 7.01.  GENERAL:

     Subject to the provisions of Sections 5.07, 7.02 and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the board of directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 7.02.  CHECKS, NOTES, DRAFTS, ETC.:

     So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the board of directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or its nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the board of directors.

     Section 7.03.  VOTING OF SECURITIES:

     Unless otherwise ordered by the board of directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The board of directors may by resolution from time to time confer like powers upon any other person or persons.

                                     ARTICLE VIII
                                    CAPITAL STOCK

     Section 8.01.  SHARE CERTIFICATES:

     (a) No certificates certifying the ownership of shares shall be issued except as the directors may otherwise authorize. In the event that the directors authorize the issuance of share certificates, certificates of stock shall be in the form approved by the board of directors, signed in the name of the Corporation by the president of any vice president and by the treasurer or any assistant treasurer or the secretary or any assistant secretary, sealed with the seal of the Corporation. Such signatures and seal may be a facsimile and may be mechanically reproduced thereon. The certificates containing such facsimiles shall be valid for all intents and purposes.

     (b) In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such officer (because of death, resignation or otherwise) before such certificate is issued, such certificates may be issued an delivered by the Corporation with the same effect as if he were such officer at the date of issue.

     (c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number of such shares and the date of issuance shall be entered upon the stock ledger of the Corporation at the time of issuance.

     (d) Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

     (e) The directors may at any time discontinue the issuance of share certificates and may, by written notice to each stockholder, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares the Corporation.

     Section 8.02.  TRANSFER OF CAPITAL STOCK:

     (a) Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the board of directors.

     (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

     Section 8.03.  TRANSFER AGENTS AND REGISTRARS:

     The board of directors may, from time to time, appoint or remove transfer agents or registrars of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of the Corporation thereafter issued shall be countersigned by one of such transfer agents or registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 8.04.  TRANSFER REGULATIONS:

     Except as provided in the Articles of Incorporation, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the board of directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of the Corporation.

     Section 8.05.  FIXING OF RECORD DATE:

     The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than 90 days prior to the date on which the particular action requiring such determination of stockholders of record will be taken, except that a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. In the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.

     Section 8.06.  LOST STOLEN OR DESTROYED CERTIFICATES:

     Before issuing a new certificate for shares of the Corporation alleged to have been lost, stolen or destroyed, the board of directors or any officer authorized by the board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the board or any such officer may direct and with such surety or sureties as may be satisfactory to the board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                      ARTICLE IX
                               FISCAL YEAR, ACCOUNTANT

     Section 9.01.  FISCAL YEAR:

          The fiscal year of the Corporation or of its Series shall be as determined by the board of directors.

     Section 9.02.  ACCOUNTANT:

     (a) The Corporation shall employ and independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the board of directors and to the stockholders. The employment of the accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

     (b) A majority of the members of the board of directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the accountant at any meeting held within 90 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.

     (c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by a majority vote of the members of the board of directors who are not such interested persons.

                                      ARTICLE X
                            INDEMNIFICATION AND INSURANCE

     Section 10.01.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS:

     The Corporation shall indemnify its present and past directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Section 2-418 of the Annotated Corporations and Associations Code of Maryland concerning corporations, as amended from time to time or any other applicable provision of law. Notwithstanding anything herein to the contrary, no director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Section 17(h) and (i) of the Investment Company Act of 1940, as amended.

     Section 10.02.  INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS:

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     Section10.03.  AMENDMENT:

     No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

                                      ARTICLE XI
                                      AMENDMENTS

     Section 11.01.  GENERAL:

     Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

     (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

     Section 11.02.  BY STOCKHOLDERS ONLY:

     (a) No amendment of any section of these By-laws shall be made except by the stockholders of the Corporation if the By-laws provide that such section may not be amended, altered or repealed except by the stockholders.

     (b) From and after the issue of any shares of capital stock of the Corporation, no amendment of this Article XI or Article XII shall be made except by the stockholders of the Corporation.


                                     ARTICLE XII
                                    MISCELLANEOUS

     Section12.01.  TRANSACTIONS IN SHARES BY AFFILIATES:

     (a) Except as hereinafter provided, no officer or director of the Corporation and no partner, officer, director or shareholder of an investment adviser (as the term is defined in the Investment Company Act of 1940, as amended) of the Corporation or of the distributor of the Corporation, and no investment adviser or distributor of the Corporation, shall take long or short positions in the securities issued by the Corporation.

     (b) The foregoing provision shall not prevent the distributor from purchasing from the Corporation shares of the Corporation if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such shares received by the distributor, and provided that orders to purchase from the Corporation are entered with the Corporation or the custodian promptly upon receipt by the distributor of purchase orders for such shares, unless the distributor is otherwise instructed by its customer.

     (c) The foregoing provision shall not prevent the distributor from purchasing shares of the Corporation as agent for the account of the Corporation.

     (d) The foregoing provision shall not prevent the purchase from the Corporation or from the underwriter of shares issued by the Corporation by any officer or director of the Corporation or by any partner, officer, director or stockholder of the investment adviser of the Corporation at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a stockholder, at the price available to stockholders of the Corporation generally at the moment of such purchase, or as described in the current Registration Statement of the Corporation.

     Section12.02.  LOANS TO AFFILIATES:

     The Corporation shall not lend assets of the Corporation to any officer or director of the Corporation, or to any partner, officer, director or stockholder of, or person financially interested in, the investment adviser of the Corporation, or the distributor of the Corporation, or to the investment adviser of the Corporation or to the distributor of the Corporation.

     Section12.03.  RESTRICTIONS ON TRANSFER OF SHARES:

     Except as provided in subsection 2.06 of Article SEVENTH of the Articles of Incorporation, the Corporation shall not impose any restrictions upon the transfer of the shares of the Corporation, but this requirement shall not prevent the charging of customary transfer agent fees.

     Section12.04.  CONFLICT OF INTEREST TRANSACTIONS:

     The Corporation shall not permit any officer or director, or any officer or director of the investment adviser or distributor of the Corporation to deal for or on behalf of the Corporation with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provision shall not prevent (a) officers and directors of the Corporation from buying, holding or selling shares in the Corporation, or from being partners, officers or directors of or otherwise financially interested in the investment adviser or distributor of the Corporation; (b) purchases or sales or securities or other property by the Corporation from or to an affiliated person or to the investment advisers or distributor of the Corporation if such transaction is exempt from the applicable provisions of the Investment Company Act of 1940, as amended; (c) purchases of investments for the portfolio of the Corporation or sales of investments owned by the Corporation through a security dealer who is, or one or more whose partners, stockholders, officers or directors is, an officer or director of the Corporation, if such transaction are handled in the capacity of brokers only and commissions charged do not exceed customary brokerage charges for such services;
(d) employment of legal


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counsel, registrar, transfer agent, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or director of the Corporation, if only customary fees are charged for services to the Corporation; (e) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or director of the Corporation is an officer or director or otherwise financially interested.


                                   END OF BY-LAWS


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